Exhibit 4.1
AMENDMENT NO. 1
TO
REGISTRATION RIGHTS AGREEMENT
     This Amendment No. 1 to Registration Rights Agreement (this “Amendment”), dated as of May 18, 2011, by and among MoneyGram International, Inc., a Delaware corporation (the “Company”), the investors listed under the heading “THL Investors” on the signature pages hereto (the “THL Investors”) and the investors listed under the heading “GS Investors” on the signature pages hereto (the “GS Investors” and, together with the THL Investors, the “Investors”). The Company and the Investors are sometimes referred to herein collectively as the “Parties.”
WITNESSETH:
     WHEREAS, the Parties are parties to a Registration Rights Agreement (the “Original Agreement”), dated as of March 25, 2008;
     WHEREAS, on March 7, 2011 the Parties entered into a Recapitalization Agreement, as amended by Amendment No. 1 to Recapitalization Agreement, dated May 4, 2011 (the “Recapitalization Agreement”);
     WHEREAS, the date of this Amendment is the same as the Closing Date (as such term is defined in the Recapitalization Agreement);
     WHEREAS, the Parties agreed, pursuant to Section 5.4(i) of the Recapitalization Agreement (“Section 5.4(i)”), to the amendment, effective as of, and subject to, the Closing (as such term is defined in the Recapitalization Agreement), of certain terms contained in the Original Agreement and this Amendment confirms such agreement set forth in Section 5.4(i); and
     WHEREAS, the Parties desire to amend the Original Agreement, as set forth herein, to give effect to Section 5.4(i).
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:
     1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.
     2. Amendments. Effective as of, and subject to, the Closing (as such term is defined in the Recapitalization Agreement):

          (a) The proviso in the first sentence of Section 2.1(a) of the Original Agreement is hereby amended and restated in its entirety as follows:
“; provided, however, that in respect of four out of the six Demand Registrations to which the Holders are entitled under this Agreement, a Demand Notice may only be made if the amount of Registrable Securities requested to be registered by the Holders’ Representative is reasonably expected to generate aggregate gross proceeds (prior to deducting underwriting discounts and commissions and offering expenses) of at least $50 million.”
          (b) Section 2.1(d) of the Original Agreement is hereby amended and restated in its entirety as follows:
“The Holders collectively shall be entitled to request no more than six Demand Registrations on the Company, and in no event shall the Company be required to effect more than one Demand Registration in any nine month period.”
          (c) The defined term “Registrable Securities” in the Original Agreement is hereby amended and restated in its entirety as follows:
““Registrable Securities” means (i) all shares of Common Stock acquired by any Investor and its Affiliates on, and from and after, the date of this Agreement, including, without limitation, Common Stock issued in connection with the Recapitalization Agreement, dated as of March 7, 2011, among the Company and the other parties thereto, as amended from time to time (the “Recapitalization Agreement”), (ii) Series D Preferred Shares issued upon conversion of Series B Preferred Shares or in connection with the Recapitalization Agreement, (iii) shares of Common Stock issued upon conversion of Series B Preferred Shares or Series D Preferred Shares including, without limitation, upon conversion of the Series D Preferred Shares issued in connection with the Recapitalization Agreement, and (iv) any securities issued directly or indirectly with respect to such shares described in clauses (i), (ii), or (iii) because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement or (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.”

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     3. No Other Amendments. Except as amended hereby, the Original Agreement remains in full force and effect.
     4. Counterparts and Facsimile. For the convenience of the Parties, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
     5. Governing Law; Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AMENDMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AMENDMENT IN ANY COURT OTHER THAN A FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

COMPANY: MONEYGRAM INTERNATIONAL, INC.
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

[signature page to Amendment No. 1 to the Registration Rights Agreement]

THL INVESTORS: THOMAS H. LEE EQUITY FUND VI, L.P.
By:	THL EQUITY ADVISORS VI, LLC, its general partner
By:	THOMAS H. LEE PARTNERS, L.P., its sole member
By:	THOMAS H. LEE ADVISORS, LLC, its general partner

By:	/s/ Thomas M. Hagerty
	Name:	Thomas M. Hagerty
	Title:	Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.
By:	THL EQUITY ADVISORS VI, LLC its general partner
By:	THOMAS H. LEE PARTNERS, L.P., its sole member
By:	THOMAS H. LEE ADVISORS, LLC, its general partner
By:	/s/ Thomas M. Hagerty
	Name:	Thomas M. Hagerty
	Title:	Managing Director

[signature page to Amendment No. 1 to the Registration Rights Agreement]

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
By:	THL EQUITY ADVISORS VI, LLC its general partner
By:	THOMAS H. LEE PARTNERS, L.P., its sole member
By:	THOMAS H. LEE ADVISORS, LLC, its general partner
By:	/s/ Thomas M. Hagerty
	Name:	Thomas M. Hagerty
	Title:	Managing Director

GREAT WEST INVESTORS L.P.
By:	THOMAS H. LEE ADVISORS, LLC its attorney-in-fact
By:	/s/ Thomas M. Hagerty
	Name:	Thomas M. Hagerty
	Title:	Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III LLC
By:	PUTNAM INVESTMENTS HOLDINGS LLC its managing member
By:	PUTNAM INVESTMENTS, LLC its managing member
By:	THOMAS H. LEE ADVISORS, LLC its attorney-in-fact
By:	/s/ Thomas M. Hagerty
	Name:	Thomas M. Hagerty
	Title:	Managing Director

[signature page to Amendment No. 1 to the Registration Rights Agreement]

THL COINVESTMENT PARTNERS, L.P.
By:	THOMAS H. LEE PARTNERS, L.P. its general partner
By:	THOMAS H. LEE ADVISORS, LLC its general partner
By:	/s/ Thomas M. Hagerty
	Name:	Thomas M. Hagerty
	Title:	Managing Director

THL OPERATING PARTNERS, L.P.
By:	THOMAS H. LEE PARTNERS, L.P. its general partner
By:	THOMAS H. LEE ADVISORS, LLC its general partner
By:	/s/ Thomas M. Hagerty
	Name:	Thomas M. Hagerty
	Title:	Managing Director

THL EQUITY FUND VI INVESTORS (MONEYGRAM), LLC
By:	THL EQUITY ADVISORS VI, LLC, its general partner
By:	THOMAS H. LEE PARTNERS, L.P., its sole member
By:	THOMAS H. LEE ADVISORS, LLC, its general partner
By:	/s/ Thomas M. Hagerty
	Name:	Thomas M. Hagerty
	Title:	Managing Director

[signature page to Amendment No. 1 to the Registration Rights Agreement]

SPCP GROUP, LLC
By:	Silver Point Capital, L.P. Its Investment Manager
By:	/s/ Frederick H. Fogel
	Name:	Frederick H. Fogel
	Title:	Authorized Signatory

[signature page to Amendment No. 1 to the Registration Rights Agreement]

GS INVESTORS: THE GOLDMAN SACHS GROUP, INC.
By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Attorney in Fact

GS CAPITAL PARTNERS VI FUND, L.P.
By:	GSCP VI Advisors, L.L.C., its General Partner
By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.
By:	GSCP VI Offshore Advisors, L.L.C., its General Partner
By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

GS CAPITAL PARTNERS VI GmbH & Co. KG
By:	GS Advisors VI, L.L.C., its Managing Limited Partner
By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

[signature page to Amendment No. 1 to the Registration Rights Agreement]

GS CAPITAL PARTNERS VI PARALLEL, L.P.
By:	GS Advisors VI, L.L.C., its General Partner
By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

GSMP V ONSHORE US, LTD.
By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

GSMP V OFFSHORE US, LTD.
By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

GSMP V INSTITUTIONAL US, LTD.
By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

[signature page to Amendment No. 1 to the Registration Rights Agreement]